UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 10, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

67 W Easy Street Unit 115, Simi Valley, CA 93065
(Address of principal executive offices)

805-309-0530
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On April 10, 2014, we closed the second tranche of the financing required pursuant to the terms of our share exchange agreement between our company, Vapor Hub Inc. and Delite Products, Inc., as previously disclosed.  The private placement tranche was for US$200,000, via the issuance of a convertible note with a conversion rate of 90% of the fair market value of our common stock at the time of conversion and a conversion floor of $0.15 per share.  Under the terms of the convertible note, the principal amount of the loan shall be due and payable on the earlier of the conversion date or the maturity date of April 10, 2017. Notice of conversion may be provided at any time to exercise the holder’s rights of conversion in respect of either a portion of or the total outstanding amount of, the loan as of that date into shares of our company. Our company may prepay any portion of the principal amount without the prior written consent of the holder. The loan shall bear interest at a rate of 8% per annum.

We issued the above convertible note to one non-US Person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Regulation S of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2014

VAPOR HUB INTERNATIONAL INC.

By:	/s/ Andrew Birnbaum
Andrew Birnbaum
Chief Executive Officer